Exhibit 10.1

CHANGE IN TERMS AGREEMENT

Principal $500,000.00	Loan Date 08-01-2005	Maturity 10-01-2006	Loan No 111518	Call/Collateral 11/3450	Account 153949	Officer 532	Initials

References in the shaded area are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing **** has been omitted due to text length limitations.

Borrower:	SCANNER TECHNOLOGIES CORPORATION 14505 21st Avenue #220 Minneapolis, MN 55447	Lender:	BREMER BANK, NATIONAL ASSOCIATION St. Anthony Office 2401 Lowry Ave. NE St. Anthony, MN 55418-4000

Principal Amount: $ 500,000.00	Initial Rate: 6.750%	Date of Agreement: August 1, 2005

DESCRIPTION OF EXISTING INDEBTEDNESS.   a Promissory Note dated March 31, 2003, in the original principal amount of $1,300,000.00 as amended by that certain Change in Terms Agreement dated June 22, 2004, and as further amended by that certain Change in Terms Agreement dated October 22, 2004, and that certain Business Loan Agreement dated March 28, 2002, as amended by that certain Change in Terms Agreement dated March 31, 2003, and as further amended by that certain Change in Terms Agreement dated June 22, 2004, between SCANNER TECHNOLOGIES CORPORATION (“Borrower”) and BREMER BANK, NATIONAL ASSOCIATION (“Lender”).

DESCRIPTION OF COLLATERAL.   all assets as listed in the Commercial Security Agreement dated March 31, 2003, between the Borrower and the Lender.

DESCRIPTION OF CHANGE IN TERMS.   This Change in Terms Agreement shall serve to amend the above described Loan Agreement as follows:

GUARANTIES.    References to Robert P. Bringer, Ruth E. Bringer and Josef L. Kuhn shall be deleted in their entirety.

Borrower shall furnish to Lender executed guaranties of the Loans executed by the guarantors named below, on Lender’s forms, and in the amounts and under the conditions spelled out in those guaranties.

Guarantors	Amounts
David B. Fernald	$100,000.00
Nicholas J. Kuhn and Colleen M. Kuhn	$200,000.00
Steven Scott Bruggerman	$100,000.00
Jerome M. Cowan	$100,000.00

NONUSE FEE.   Reference to the NONUSE FEE shall be deleted in its entirety.

This Change in Terms Agreement shall also serve to amend the above described Promissory Note as follows:

PROMISE TO PAY.   Borrower promises to pay to Lender, or order, in lawful money of the United States of America, the principal amount of Five Hundred Thousand & 00/100 Dollars ($500,000.00) or so much as may be outstanding, together with interest on the unpaid principal balance of each advance.

PAYMENT.   Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on October 1, 2006. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning September 1, 2005, with all subsequent interest payments to be due on the same day of each month after that.

VARIABLE INTEREST RATE.   The interest rate on this Agreement is subject to change from time to time based on changes in an index which is the rate as announced from time to time by Bremer Bank, National Association (the “Index”). The Index is the Prime rate as published by Bloomberg at www.Bloomberg.com under “Market Data: Rates and Bonds: Key Rates,” as of the date of determination. The Index is not necessarily the lowest rate charged by Lender on its loans and is set by Lender in its sole discretion. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute Index after notifying borrower. Lender will tell Borrower the current Index rate upon Borrower’s request. The interest rate change will not occur more often than each day. Borrower understands that Lender may make loans, based on other rates as well. The Index currently is 6.750% per annum. The interest rate to be applied to the unpaid principal balance of the Note will be at a rate equal to the Index, resulting in an initial rate of 6.750% per annum. NOTICE: Under no circumstances will the interest rate on the Note be more than the maximum rate allowed by applicable law.

CONTINUING VALIDITY.   Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender’s right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing, Any maker or endorser, including accommodation makes, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER:

SCANNER TECHNOLOGIES CORPORATION

By:   /s/   Elwin M. Beaty

Elwin M. Beaty, President of SCANNER TECHNOLOGIES CORPORATION